Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 ASR No. 333-199750) pertaining to the Independent Bank Corp. 2014 Dividend Reinvestment and Stock Purchase Plan.

•	Registration Statement (Form S-3 No. 333-183545) of Independent Bank Corp.

•	Registration Statement (Form S-8 No. 333-174991) pertaining to the Independent Bank Corp. Amended and Restated 2005 Employee Stock Plan

•	Registration Statement (Form S-8 No. 333-167046) pertaining to the Independent Bank Corp. 2010 Non-Employee Director Stock Plan

•	Registration Statement (Form S-8 No. 333-166124) pertaining to The Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan

•	Registration Statement (Form S-8 No. 333-126986) pertaining to the Independent Bank Corp. 2005 Employee Stock Plan

•	Registration Statement (Form S-8 No. 333-04259) pertaining to the Independent Bank Corp. 1996 Non-Employee Directors’ Stock Option Plan

of our reports dated February 27, 2015, with respect to the consolidated financial statements of Independent Bank Corp. and the effectiveness of internal control over financial reporting of Independent Bank Corp. included in this Annual Report (Form 10-K) of Independent Bank Corp. for the year ended December 31, 2014.

Boston, Massachusetts
February 27, 2015